UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2005

SunPower Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	005-51593	94-3008969
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

430 Indio Way, Sunnyvale, California, 94085

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(408) 991-0900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 9, 2005, the Board of Directors of SunPower Corporation (the “Company”) adopted the SunPower 2006 Key Employee Bonus Plan (KEPB), a form of which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference (the “KEBP”). On February 23, 2006, the Compensation Committee of the Board selected the eligible participants in the KEBP, which include named executive officers and other executive officers of the Company. The KEBP sets forth the terms upon which bonus awards will be made to eligible participants for fiscal 2006. The amounts paid to each participant are dependent upon four factors: total company profits before tax performance for 2006, total company sales for 2006, company quarterly milestones achievement and quarterly performance against individual key initiatives. Each participant’s target bonus is 80%, 50%, 30% or 20% of his or her base salary, and the weight assigned to each of the foregoing four factors for a participant depends on the participant’s target bonus percentage. The target bonuses for our executive officers participating in the plan are either 50% or 80% of base salary.

The portion of a participant’s bonus determined based on company quarterly milestone achievement and quarterly performance against quarterly individual key initiatives is payable within 30 days of after each quarter in fiscal 2006. The portion determined based on total company profit before tax for 2006 and total company sales for 2006 is payable in two equal installments, the first six months after the end of fiscal 2006 and the second six months after the first.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Form of SunPower 2006 Key Employee Bonus Plan (KEBP)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2006

SunPower Corporation

By:	/s/ Emmanuel Hernandez
Name:	Emmanuel Hernandez
Title:	Chief Financial Officer

Exhibit No.	Description
10.1	Form of SunPower 2006 Key Employee Bonus Plan (KEBP)